Exhibit 99.1

MEDIA CONTACT:	INVESTOR CONTACT:
Sophia Hong	Rick Muscha
Lattice Semiconductor	Lattice Semiconductor
503-268-8786	408-826-6000
Sophia.Hong@latticesemi.com	Rick.Muscha@latticesemi.com

Lattice Semiconductor Appoints Ford Tamer as CEO

HILLSBORO, OR – Sept. 16, 2024 – Following a comprehensive search by the Company’s Board of Directors, Lattice Semiconductor Corporation (NASDAQ: LSCC) today announced the appointment of Dr. Ford Tamer as Chief Executive Officer and to the Company’s Board of Directors, effective immediately.

“On behalf of the entire Board, I am pleased to welcome Ford to Lattice. Ford is a dynamic and transformative CEO with a proven track record of building and growing successful companies,” said Jeff Richardson, Chair of Lattice’s Board. “I am confident that the combination of Ford’s expertise and our talented team strongly positions Lattice to continue delivering outstanding results and industry leading products.”

Tamer replaces Esam Elashmawi, who served as Interim CEO since June 2024. Elashmawi will continue to serve as the company’s Chief Strategy and Marketing Officer, a position he has held since September 2018 and maintained while serving as Interim CEO.

“I’m honored and excited to join Lattice at this inflection point in the company’s history. Lattice has created a strong foundation, and I look forward to working alongside the talented Lattice team to drive our next phase of growth. I want to thank Esam for his leadership and look forward to his continued contribution in shaping and executing the strategic vision for Lattice,” said Ford Tamer, CEO, Lattice Semiconductor.

Tamer brings to his role extensive industry experience and leadership spanning semiconductors, networking, and enterprise software. In his most recent operating role, Tamer served as President and CEO of Inphi for more than nine years, where he led the company to become the market leader for electro-optics solutions for cloud and telecom operators. Prior to Inphi, he was CEO of Telegent Systems, Senior Vice President and General Manager of Broadcom’s Infrastructure Networking Group, co-founder and CEO of Agere Inc., amongst other roles earlier in his career. Most recently, he served as a Senior Operating Partner of Francisco Partners. Tamer holds an M.S. and Ph.D. in Engineering from MIT. He currently serves on the Board of Directors of Teradyne Inc. and Groq, Inc. and, until recently, served on the Board of Marvell Technologies, Inc.

Along with this announcement, the company is reaffirming the guidance it provided on July 29, 2024.

About Lattice Semiconductor

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing Communications, Computing, Industrial, Automotive, and Consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, or Weibo.

Forward-Looking Statements Notice

Statements in this press release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “will,” “would,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements relating to executing our strategic plan, delivering breakthrough innovation, the creation and rapid product portfolio expansion, and expansion of our low power programmable leadership. A number of important factors could cause actual results to differ materially from our expectations and actual results are subject to risks and uncertainties that relate more broadly to our overall business, including those described in Item 1A in Lattice’s most recent Annual Report on Form 10-K and as may be supplemented from time-to-time in Lattice’s other filings with the Securities and Exchange Commission, all of which are expressly incorporated herein by reference.

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Lattice Semiconductor Corporation, Lattice Semiconductor (& design), and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries. The use of the word “partner” does not imply a legal partnership between Lattice and any other entity.

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